Exhibit (e)(4)

Platinum Choice VUL 2 Individual Variable Universal Life Insurance Supplemental Application

American General Life Insurance Company (“AGL”)

A member of American International Group, Inc. (AIG)

Home Office: Houston, Texas

(This supplement must accompany the appropriate application for life insurance.)

This supplement and the application will be attached to and made a part of the policy.

Applicant Information — Supplement to the application on the life of

Name of Primary Proposed Insured	Policy number, if known

Section 1. Suitability
All questions must be answered.
1. Have you, the Proposed Insured or Owner (if different) received the variable universal life insurance policy prospectus and information describing the Investment Options?	☐ Yes	☐ No
2. Do you understand and acknowledge:

a.  That the policy applied for is variable, employs the use of segregated accounts which means that you need to receive and understand current prospectuses for the policy and the underlying Investment Options?

	☐ Yes	☐ No
b. That any benefits, values or payments based on performance of the underlying Investment Options may vary?	☐ Yes	☐ No
c. That any benefits, values or payments based on performance are not guaranteed by AGL, any other insurance company, the U.S. Government or any state government?	☐ Yes	☐ No
d. That any benefits, values or payments based on performance are not federally insured by the FDIC, the Federal Reserve Board or any other agency, federal or state?	☐ Yes	☐ No
e. That in essence, all risk is borne by the owner except for funds placed in the AGL Declared Fixed Interest Account ?	☐ Yes	☐ No
f. That the policy is designed to provide life insurance coverage and to allow for the accumulation of values in the underlying Investment Options?	☐ Yes	☐ No
g. That the amount or duration of the death benefit may increase or decrease, depending on the investment experience of the separate account?	☐ Yes	☐ No

h.  That the policy values may increase or decrease, depending on the investment experience of the separate account, the AGL Declared Fixed Interest Account accumulation, and certain expense deductions?

	☐ Yes	☐ No
3. Do you believe the policy you selected meets your insurance and investment objectives and your anticipated financial needs?	☐ Yes	☐ No
Section 2. Automatic Rebalancing (Rebalancing)

☐ Please check the box to select Rebalancing. Not available if Dollar Cost Averaging (DCA) is chosen.

•	The AGL Declared Fixed Interest Account is NOT available for Rebalancing.
•	A $5,000 minimum beginning accumulation value is required.
•	Variable Investment Options will be automatically rebalanced based on the Rebalancing Allocation percentages designated in Section 3.

By selecting this feature you must specify the portion of funds you want automatically rebalanced in the “Rebalancing Allocation (%)” column in Section 3. When doing so, you must input percentages for all the Investment Options which you have chosen to receive a portion of the premium allocation; however, the percentages may be different.

Indicate Rebalancing frequency:  ☐Quarterly    ☐Semiannually   ☐Annually

Please refer to the Sales Illustration as well as the Consumer Guide and Prospectus by visiting https://www.aig.com/vul.

ICC19-107631	Page 1 of 5

Section 3. Premium Allocation

1.

If you did not select Rebalancing in Section 2 and do not plan to select Dollar Cost Averaging (DCA) in Section 4: Indicate how your premium is to be allocated among the Investment Options in the “Premium Allocation (%)” column only.

2. If you plan to select Dollar Cost Averaging (DCA) in Section 4:

☐ Check this box to allocate 100% of your premium to the Fidelity® VIP Government Money Market (689).
Most customers choose this option because it is expected to limit volatility while funds are transferring. If checked, you’re done with this section of the application.

If unchecked, you will need to indicate how to allocate your premium to the Investment Options in this section, then in Section 4 you will choose which Investment Option DCA transfers will be made from.

3. If you selected Rebalancing in Section 2:

First indicate how your premium is to be allocated among the Investment Options in the “Premium Allocation (%)” column. Second, if you want your Rebalancing Allocations to differ from your Premium Allocations, indicate your selections in the “Rebalancing Allocation (%)” column.

If you selected Rebalancing in Section 2 and you do not indicate your Rebalancing Investment Option selections, we will use the percentages for your Initial Premium Allocation. The AGL Declared Fixed Interest Account is not available for Rebalancing.

For more complete information about a specific Investment Option, including charges and expenses, please read the prospectus for that Investment Option carefully.

When filling out the table below:

•	Use whole percentages.
•	Total allocations for both the initial Premium Allocation and the Rebalancing Allocation must equal 100%.
•	If you have not selected Rebalancing or you plan to select DCA, the “Rebalancing Allocation (%)” column should be left blank.

Investment Options (including Fund No.)	Premium Allocation (%)	Rebalancing Allocation (%)	Investment Options (including Fund No.)	Premium Allocation (%)	Rebalancing Allocation (%)
BALANCED			VALIC Co. I Small Cap Index (743)
American Funds IS Asset AllocationSM (681)			VALIC Co. I Stock Index (744)
Franklin Templeton VIP Franklin Mutual Shares VIP (716)			VALIC Co. II Mid Cap Value (693)
SunAmerica ST SA JPMorgan Diversified Balanced (737)			VALIC Co. II Socially Responsible (694)
VALIC Co. I Dynamic Allocation (696)			FIXED INCOME
DOMESTIC EQUITY			American Funds IS High-Income BondSM (685)
Alger Capital Appreciation (702)			Anchor ST SA Wellington Government and Quality Bond (688)
American Century VP Value (704)			JPMorgan IT Core Bond (925)
American Funds IS Growth-IncomeSM (684)			PIMCO VIT CommodityRealReturn® Strategy (728)
American Funds IS GrowthSM (683)			PIMCO VIT Global Bond Opportunities (732)
Anchor ST SA WellingtonCapital Appreciation (687)			PIMCO VIT Real Return (729)
PIMCO VIT Short-Term (730)
Fidelity® VIP Contrafund® (708)			PIMCO VIT Total Return (731)
Fidelity® VIP Equity-Income (709)			VALIC Co. II Strategic Bond (695)
Fidelity® VIP Growth (713)			FIXED INTEREST ACCOUNT
Fidelity® VIP Mid Cap (714)			AGL Declared Fixed Interest Account (301) [1]		N/A
Franklin Templeton Franklin Small Cap Value VIP (715)			INTERNATIONAL EQUITY
Invesco V.I. Growth and Income (745)			American Funds IS Global GrowthSM (682)
Janus Henderson Enterprise (719)			American Funds IS InternationalSM (686)
Janus Henderson Forty (717)			Invesco V.I. Global Real Estate (701)
MFS® VIT New Discovery (722)			Invesco V.I. International Growth (700)
MFS® VIT Research (723)			Invesco Oppenheimer V.I. Global Fund (727)
Neuberger Berman AMT Mid Cap Growth (725)			VALIC Co. I Emerging Economies (691)
Seasons ST SA Multi-Managed Mid Cap Value (690)			VALIC Co. I International Equities Index (738)
VALIC Co. I Mid Cap Index (739)			VALIC Co. I International Value (692)
VALIC Co. I Nasdaq-100® Index (741)			MONEY MARKET
VALIC Co. I Science & Technology (742)			Fidelity® VIP Government Money Market (689)
			TOTAL	100%	100%

[1]	Transfers out of the AGL Declared Fixed Interest Account may be subject to limitations. Refer to the prospectus for more information.

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Section 4. Dollar Cost Averaging (DCA)

☐	Please check the box to select DCA. DCA systematically transfers a specified dollar amount to one or more of the investment options listed below.
•	Not available if Rebalancing is selected.
•	Funds may not be transferred from or to the AGL Declared Fixed Interest Account.
•	To use DCA for Initial Premium, the beginning accumulation value (which is equal to the Initial Premium reduced by the premium expense charge and first monthly deduction) should be at least $500.
•	You may maintain only one DCA instruction with us at a time.

Day of the month for DCA transfers: ___________________ (choose a day of the month between 1-28)

Indicate DCA frequency:    ☐Monthly    ☐Quarterly    ☐Semiannually    ☐Annually

Amount to be Transferred $_____________________ (please specify, must be in whole dollars only)

•	If you did not select the box in Section 3, write the Investment Option Name here: _________________ (Only one fund from your Premium Allocation selection(s) in Section 3 may be selected.)
In the table below, indicate the amount of each DCA transfer for one or more Investment Options:
•	DCA transfers must be selected in whole dollars only.
•	$100 minimum required for each transfer.
•	The sum of the dollar amounts specified for each Investment Options below must equal the total amount to be transferred.

Investment Options (including Fund No.)	DCA ($)	Investment Options (including Fund No.)	DCA ($)
BALANCED		VALIC Co. I Small Cap Index (743)
American Funds IS Asset AllocationSM (681)		VALIC Co. I Stock Index (744)
Franklin Templeton VIP Franklin Mutual Shares VIP (716)		VALIC Co. II Mid Cap Value (693)
SunAmerica ST SA JPMorgan Diversified Balanced (737)		VALIC Co. II Socially Responsible (694)
VALIC Co. I Dynamic Allocation (696)		FIXED INCOME
DOMESTIC EQUITY		American Funds IS High-Income BondSM (685)
Alger Capital Appreciation (702)		Anchor ST SA Wellington Government and Quality Bond (688)
American Century VP Value (704)		JPMorgan IT Core Bond (925)
American Funds IS Growth-IncomeSM (684)		PIMCO VIT CommodityRealReturn® Strategy (728)
American Funds IS GrowthSM (683)		PIMCO VIT Global Bond Opportunities (732)
Anchor ST SA WellingtonCapital Appreciation (687)		PIMCO VIT Real Return (729)
Fidelity® VIP Contrafund® (708)		PIMCO VIT Short-Term (730)
Fidelity® VIP Equity-Income (709)		PIMCO VIT Total Return (731)
Fidelity® VIP Growth (713)		VALIC Co. II Strategic Bond (695)
Fidelity® VIP Mid Cap (714)		INTERNATIONAL EQUITY
Franklin Templeton Franklin Small Cap Value VIP (715)		American Funds IS Global GrowthSM (682)
Invesco V.I. Growth and Income (745)		American Funds IS InternationalSM (686)
Janus Henderson Enterprise (719)		Invesco V.I. Global Real Estate (701)
Janus Henderson Forty (717)		Invesco V.I. International Growth (700)
MFS® VIT New Discovery (722)		Invesco Oppenheimer V.I. Global Fund (727)
MFS® VIT Research (723)		VALIC Co. I Emerging Economies (691)
Neuberger Berman AMT Mid Cap Growth (725)		VALIC Co. I International Equities Index (738)
Seasons ST SA Multi-Managed Mid Cap Value (690)		VALIC Co. I International Value (692)
VALIC Co. I Mid Cap Index (739)		MONEY MARKET
VALIC Co. I Nasdaq-100® Index (741)		Fidelity® VIP Government Money Market (689)
VALIC Co. I Science & Technology (742)		TOTAL
The total DCA Allocations must equal amount to be transferred.

[1]	Transfers out of the AGL Declared Fixed Interest Account may be subject to limitations. Refer to the prospectus for more information.

ICC19-107631	Page 3 of 5

Section 5. Allocation of Monthly Charges

Unless you specify otherwise in this Section 5, the policy’s monthly charges will be deducted from the Investment Options you select in Section 3 in the same proportion as your initial Premium Allocation percentages.

•	If you choose to make changes, total allocation percentages must equal 100%.
•	Use whole percentages only.

	Deduction		Deduction
Investment Options	Allocation	Investment Options	Allocation
(including Fund No.)	(%)	(including Fund No.)	(%)

Section 6. Authorization for Transactions

Please check one of the following boxes. If no selection is made, no authorization will be assumed.

☐	I (or we, if Joint Owners), do not authorize AGL to act on telephone instructions or eService instructions.
☐

I (or we, if Joint Owners), hereby authorize AGL to act on telephone instructions or eService instructions, if elected, to transfer values among the variable Investment Options and the AGL Declared Fixed Interest Account and to change allocations for future premium payments and monthly deductions given by:

☐	Policy Owner(s) — if Joint Owners, either of us acting independently.
Or
☐	Policy Owner(s) or the Agent/Registered Representative who is appointed to represent AGL and the firm authorized to service my policy.

AGL and any person designated by this authorization will not be responsible for any claim, loss or expense based on telephone instructions and eService instructions received and acted on in good faith, including losses due to telephone instructions or eService communication errors. AGL’s liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone instruction or eService instruction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office.

Section 7. Signatures

Signatures

Registered Representative’s Signature	Owner’s Signature (If different from Primary Proposed Insured)

X	X

Registered Representative signed on (date)	Owner signed on (date)

Registered Representative’s name (print)

Primary Proposed Insured’s Signature	Joint Owner’s Signature (If applicable)

X	X

Primary Proposed Insured signed on (date)	Joint Owner signed on (date)

ICC19-107631	Page 4 of 5

Section 8. Electronic Delivery Consent

American General Life Insurance Company (“AGL”) is able to provide policy and Investment Option prospectuses, supplements, and reports via e-mail. In order to deliver these documents via e-mail, we must obtain your consent to this type of delivery format.

This consent authorizes AGL, with respect to AGL’s variable universal life insurance policies, to deliver the following communications via e-mail:

•	Policy prospectuses and supplements
•	Investment Option prospectuses and supplements
•	Annual and semi-annual Investment Option reports

This consent to delivery by e-mail has no expiration date. You may change or cancel your consent at any time by writing to us at American General Life Insurance Company, P.O. Box 305600, Nashville, TN 37230-5600, Attn: VUL Administration. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.

In order to participate in this delivery method, you must have access to the following:

•	Browser software, such as Microsoft Internet Explorer, or equivalent
•	Communication access to the Internet

Should you wish to print materials that have been delivered via e-mail, you must also have access to a printer. Materials will be published using Portable Document Format (PDF). In order to view PDF documents, you must have Adobe Acrobat Reader software, which is available for download free-of-charge from http://www.adobe.com/products/acrobat/readstep2.html.

We reserve the right to mail paper copies instead of providing electronic delivery. In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.

Your e-mail address will be used solely for AGL’s database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

I consent to receive electronic delivery of the documents specified above.

Initials of Owner	Please provide your e-mail address (Please print legibly)

Please refer to the Sales Illustration as well as the Consumer Guide and Prospectus by visiting https://www.aig.com/vul.

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